OPPENHEIMER GOLD & SPECIAL MINERALS FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On September 27, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013 and August 12, 2013, a meeting of Oppenheimer Gold & Special Minerals Fund was held at which the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
33,715,227                                1,799,530                                3,590,125

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
33,860,176                                1,685,599                                3,559,110

2b-2:  Proposal to remove the additional fundamental policy relating to concentration of investments
For                              Against                                Abstain
33,733,907                                1,763,707                                3,607,271

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
33,741,923                                1,801,153                                3,561,812

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
33,628,161                                1,882,356                                3,594,371

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
33,773,194                                1,740,590                                3,591,103

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
33,634,176                                1,831,091                                3,639,621

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
33,683,185                                1,814,120                                3,607,576

2j:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
For                              Against                                Abstain
33,739,297                                1,767,299                                3,598,291

2k:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
For                              Against                                Abstain
33,716,940                                1,780,745                                3,607,196

2l:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
For                              Against                                Abstain
33,688,404                                1,799,519                                3,616,957

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
34,397,176                                1,245,944                                3,461,768

On October 25, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013 and August 12, 2013, and September 27, 2013, a meeting of the Fund was held at which the sub-proposal below, as described in the Fund’s Proxy Statement, was not approved.  The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
31,372,480                                4,227,745                                3,717,364